[ALLIED HEALTHCARE INTERNATIONAL INC. LOGO]

                                                                   PRESS RELEASE
FOR IMMEDIATE RELEASE

                  ALLIED HEALTHCARE INTERNATIONAL INC. REPORTS
                       FISCAL 2005 SECOND QUARTER RESULTS

                                     SECOND QUARTER            SECOND QUARTER
                                       FISCAL 2005                FISCAL 2004                VARIANCE
                                       -----------                -----------                --------

REVENUE ($M)                               90.8                      80.2                     +13.3%
GROSS PROFIT ($M)                          26.2                      22.5                     +16.3%
GROSS MARGIN %                             28.8%                     28.1%
DILUTED EPS ($)                            0.11                      0.07                     +57.1%

      NEW YORK, NY (May 11, 2005) - Allied Healthcare International Inc.
(NASDAQ: AHCI), a leading provider of flexible healthcare staffing services in the United Kingdom, announced results for its fiscal 2005 second quarter.

      Revenue for the fiscal second quarter ended March 31, 2005 rose 13.3 percent to $90.8 million, compared with $80.2 million in fiscal 2004. Gross profit rose 16.3 percent to $26.2 million compared to $22.5 million for the comparable period last year. Gross profit margin remained strong at 28.8% in the fiscal second quarter 2005, compared with 28.1% during the same period last year.

      Net income available to common shareholders for the quarter ended March
31, 2005 was $5.1 million, or $0.11 per diluted share, compared with net income available to common shareholders of $1.6 million, or $0.07 per diluted share for the comparable period in fiscal 2004.

      Revenue for the six months ended March 31, 2005 rose 11.8 percent to
$177.4 million, compared with $158.7 million in fiscal 2004. Gross profit rose
14.6 percent to $51.4 million compared to $44.8 million for the comparable period last year. Net income available to common shareholders for the six months ended March 31, 2005 was $9.9 million, or $0.22 per diluted share, compared with net income available to common shareholders of $2.3 million, or $0.10 per diluted share for the comparable period in fiscal 2004.

ALLIED HEALTHCARE INTERNATIONAL INC. REPORTS
FISCAL 2005 SECOND QUARTER RESULTS

      Net income available to common shareholders and diluted per share amounts are after giving effect to preferred stock transactions.

      Also included in the results for the second quarter and first half of fiscal 2005 are the favorable effects of changes in foreign exchange.

      During the second quarter, the Company completed four acquisitions of
Social Services agencies. The initial consideration, excluding contingent payments, for these acquisitions was $3.9 million.

      "During this quarter, your management team continued to focus the Company on organic growth and executing on its acquisition strategy. Progress was made on both fronts. The transformation of your Company to a more sales focused organization continues to be a priority. We have created a flatter, results oriented corporate structure and instilled a bonus oriented compensation policy.
These initiatives are having a positive impact," said Chairman and CEO Tim
Aitken.

      In addition to disclosing results of operations that are determined in accordance with generally accepted accounting principles ("GAAP"), this press release also discloses non-GAAP results of operations that exclude or include certain charges. These non-GAAP measures adjust for charges that are unusual.
Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding the Company's results of operations, as these non-GAAP measures allow investors to better evaluate ongoing business performance. Management also uses these non-GAAP measures internally to assess the performance of its business and to establish operational goals. Investors should consider non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial table attached to this press release.

       Allied Healthcare invites all those interested in hearing management's discussion of the quarterly results to join the call by dialing 877-407-9205 on
Wednesday, May 11, 2005 at 10:00 AM EST. International participants may access the call by dialing 201-689-8054. A replay will be available for one week following the call by dialing 877-660-6853 for domestic

                                                                               2

ALLIED HEALTHCARE INTERNATIONAL INC. REPORTS
FISCAL 2005 SECOND QUARTER RESULTS

participants and 201-612-7415 for international participants and entering passcode 286 and conference ID number 150338 when prompted. Participants may also access a live webcast of the conference call through the investor relations section of Allied Healthcare's website, www.alliedhealthcare.com by clicking on the news and press section, then selecting investor relations to access the link to the call.

ABOUT ALLIED HEALTHCARE INTERNATIONAL INC.
Allied Healthcare International Inc. (http://www.alliedhealthcare.com) is a leading provider of flexible healthcare staffing services in the United Kingdom.
Allied operates a community-based network of 125 branches with the capacity to provide carers (known as home health aides in the U.S.), nurses, and specialized medical personnel to locations covering approximately 90% of the U.K.
population. Allied meets the needs of Private Patients, Community Care, Nursing
Homes and Hospitals. The Company also supplies medical-grade oxygen for use in respiratory therapy in the U.K. pharmacy market and to private patients in
Northern Ireland.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this news release may be forward-looking statements. These forward-looking statements are based on current expectations and projections about future events. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements include: Allied's ability to continue to recruit and retain qualified flexible healthcare staff; ability to enter into contracts with hospitals and other healthcare facility customers on terms attractive to Allied;
the general level of patient occupancy at hospital and healthcare facilities of
Allied's customers; ability to successfully implement acquisition and integration strategies; dependence on the proper functioning of its information systems; the effect of existing or future government regulation of the healthcare industry, and ability to comply with these regulations; the impact of medical malpractice and other claims asserted against Allied; the effect of regulatory change that may apply to Allied and that may increase costs and reduce revenue and profitability; ability to use net operating loss carry forward to offset net income; and the impairment of goodwill, of which Allied has a substantial amount on the balance sheet, may have the effect of decreasing earnings or increasing losses. Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release include those described in Allied's most recently filed SEC documents, such as its most recent annual report on Form 10-K, all quarterly reports on form 10-Q and any current reports on Form 8-K filed since the date of the last
Form 10-K as well as changes in any of the following: the demand for Allied's products and services, general economic conditions, governmental regulation, the level of competition, customer strategies and pricing and reimbursement policies. Allied undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:
Allied Healthcare Contact:                         Investor Contact:
Charles Murphy                                     Kate McNeil/ John Nesbett
Chief Financial Officer                            The Investor Relations Group
(212) 750-0064                                     (212) 825-3210

                                                                               3

ALLIED HEALTHCARE INTERNATIONAL INC. REPORTS
FISCAL 2005 SECOND QUARTER RESULTS

charlesmurphy@alliedhealthcare.com

                          - FINANCIAL TABLE ATTACHED -

                                    - more -

                                                                               4

                      ALLIED HEALTHCARE INTERNATIONAL INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                     THREE MONTHS ENDED     SIX MONTHS ENDED
                                                    --------------------  --------------------
                                                    MARCH 31,  MARCH 31,  MARCH 31,  MARCH 31,
                                                      2005      2004        2005       2004
                                                    ---------  ---------  ---------  ---------

Total revenues                                      $ 90,815   $ 80,167   $177,378   $158,710

Gross profit                                          26,196     22,533     51,410     44,843

Selling, general and administrative expenses          18,023     15,863     35,250     32,569
                                                    --------   --------   --------   --------

      Operating income                                 8,173      6,670     16,160     12,274

Interest and other expense, net                          734      3,001      1,943      5,203

Foreign exchange loss                                     18         18         11         29
                                                    --------   --------   --------   --------

      Income before income taxes                       7,421      3,651     14,206      7,042

Provision for income taxes                             2,366      1,008      4,324      2,637
                                                    --------   --------   --------   --------

      Net income                                       5,055      2,643      9,882      4,405

Redeemable preferred dividends and accretion            --        1,069       --        2,125
                                                    --------   --------   --------   --------

      Net income available to common shareholders   $  5,055   $  1,574   $  9,882   $  2,280
                                                    ========   ========   ========   ========

Basic and diluted income available to common
     shareholders per share of common stock         $   0.11   $   0.07   $   0.22   $   0.10
                                                    ========   ========   ========   ========

Weighted average number of common shares
     outstanding:
     Basic                                            44,593     22,133     44,529     22,179
                                                    ========   ========   ========   ========
     Diluted                                          45,172     23,384     45,056     23,019
                                                    ========   ========   ========   ========

RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME:

                                                    THREE MONTHS ENDED      SIX MONTHS ENDED
                                                    MARCH 31,  MARCH 31,  MARCH 31,  MARCH 31,
                                                      2005      2004        2005       2004
                                                    ---------  ---------  ---------  ---------

Reported net income available to common
   shareholders                                     $  5,055   $  1,574   $  9,882   $  2,280
Compensation charges                                      --         --        --         860
                                                    --------   --------   --------   --------
Adjusted net income available to common
   shareholders                                     $  5,055   $  1,574   $  9,882   $  3,140
                                                    ========   ========   ========   ========

RECONCILIATION OF REPORTED NET INCOME PER SHARE TO ADJUSTED NET INCOME PER
DILUTED SHARE:

                                                    THREE MONTHS ENDED      SIX MONTHS ENDED
                                                    MARCH 31,  MARCH 31,  MARCH 31,  MARCH 31,
                                                      2005      2004        2005       2004
                                                    ---------  ---------  ---------  ---------

Reported net income per share available to common
  shareholders                                      $   0.11   $   0.07   $   0.22   $   0.10
Add back: per share effect of compensation charges        --         --         --       0.04
                                                    --------   --------   --------   --------
Adjusted net income per share available to common
  shareholders                                      $   0.11   $   0.07   $   0.22   $   0.14
                                                    ========   ========   ========   ========